SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K/A

Amendment No. 3

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

_________________

Date of Report (Date of earliest event reported): July 3, 2008

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HOTGATE TECHNOLOGY, INC.

(Exact name of registrant as specified in Charter)

NEVADA	333-129388	71-098116
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

Room 1602, Aitken Vanson Centre, 61 Hoi Yuen Rd., Kwun Tong, Hong Kong

(Address of principal executive offices, including zip code)

(852)2270-0688

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This report contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These include statements about our expectations, beliefs, intentions or strategies for the future, which we indicate by words or phrases such as "anticipate," "expect," "intend," "plan," "will," "we believe," "our company believes," "management believes" and similar language.  These forward-looking statements are based on our current expectations and are subject to certain risks, uncertainties and assumptions, including those set forth in the discussion under Part 1, Item 1 “Description of Business" and Part 1, Item 6 "Management's Discussion and Analysis", including under the heading “– Risk Factors” under Part 1, Item 6.  Our actual results may differ materially from results anticipated in these forward-looking statements.  We base our forward-looking statements on information currently available to us, and we assume no obligation to update them.  In addition, our historical financial performance is not necessarily indicative of the results that may be expected in the future and we believe that such comparisons cannot be relied upon as indicators of future performance.

SECTION 2 – FINANCIAL INFORMATION

Item 2.01 Completion of Acquisition or Disposition of Assets

On July 3, 2008, the Company consummated an exchange of shares (the “Share Exchange”) pursuant to an Agreement for Share Exchange (the “Share Exchange Agreement”) dated as of May 16, 2008 with Hotgate Holding Limited (“HOTGATE”) and the shareholders of HOTGATE, namely Redtone Telecommunications Sdn Bhd, a Malaysia company, Pang Wee Tak, Alvin James and Michael Yang, individually.

Pursuant to the terms of the Share Exchange Agreement, RNS acquired 100% ownership of HOTGATE, including the assets and operations of HOTGATE.  Consideration paid by RNS was a total of 121,108,929 shares of its common stock (the “Exchange Shares”) in exchange for 100% ownership of HOTGATE.  According to the terms of the Share Exchange Agreement, Redtone Telecommunications Sdn Bhd received 36,332,678 shares of common stock of the Company, Pang Wee Tak received 35,969,351 shares of common stock of the Company, Alvin James received 363,327 shares of common stock of the Company and Michael Yang received 48,443,573 shares of common stock of the Company.  Immediately following completion of the Share Exchange transaction and the issuance of the Exchange Shares, RNS had a total of approximately 186,321,429 shares of its common stock issued and outstanding.

Following the entrance into the Share Exchange Agreement but prior to the issuance of the Exchange Shares, the Company changed its name to “Hotgate Technology, Inc.” and effected a 2.5-for-one forward split of all shares of the Company’s common stock. The forward split and name change were approved by the Board of Directors of the Company and by the written majority consent of shareholders collectively entitled to vote. In connection with these changes, the Company received a new trading symbol of HTGT on June 9, 2008.

A more detailed description of the business acquired is set forth below:

BUSINESS

Business Overview

We are an information and communication technology (ICT) application provider in China and Asia specializing in voice services for the hospitality industry. We provide consulting, implementation, operating and support services for ICT systems such as telephone systems to the hospitality service industry. We have provided our telephone systems to more than 300 hotels throughout China, Hong Kong, Macau, Singapore, Taiwan, Malaysia, Indonesia and the United States. Currently, we have offices located in Hong Kong, Beijing, China and Puchong, Malaysia.

Customers and Markets

We conduct our business throughout Asia. China is our largest market, and we expect it will continue to be our most important market. We plan to concentrate our effort to expand our market share and presence in China in the coming five years.

Our major customers are hotels located in Asia. We have more than 300 hotel customers throughout Asia including China, Hong Kong, Macau, Singapore, Taiwan, Malaysia, Indonesia and  the United States. We serve a wide range of hotels from domestic motels to international brands including Sheraton, Crowne Plaza, Beijing Hotel and Four Seasons.

We believe China will be our fastest growing market. We plan to invest significant resources to expand our market share and presence in China in the coming five years

Sales and Marketing

We market our products through three channels: strategic partners, direct sales and resellers.  These channels help us solely in the marketing of our products. There are no rights of return held by the reseller or the end user.

Our senior management team is responsible for all strategic partnerships. We form partnerships with telecom companies, internet service providers and international information technology companies to market our products and services through joint sales programs, partnership programs and referral programs.

Our regional offices take care of direct sales and reseller channels according to geographical location. Currently we have three regional offices. Our Beijing office is responsible for the Northern China region; our Hong Kong office is responsible for the Southern China, Taiwan, Macao and Hong Kong markets; and our Malaysia office is responsible for the South East Asia region. Each regional office is also responsible for marketing activities within its territory. Direct sales activities include cross-selling products and services to existing customers, managing customer relationships and satisfaction, and conducting demonstrations to prospective customers. Each region also manages resellers by providing product training and support, developing system integrators and trading companies and controlling the performance and quality of resellers.

Competition

The market of ICT solutions for the hospitality industry throughout Asia is highly competitive. We compete with various companies in respect to specific elements of our business. Many of our competitors are large companies with substantially greater resources. Our competitors also include small firms offering network services, divisions of large entities and other large independent firms. Our major competitors included Juru Data Sdn Bhd and FCS Computer Systems. The principal competitive factors in our markets include:

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service functionality, quality, reliability and performance;

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customer service and support;

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pricing;

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flexibility in integrating the solutions into the operation of the customers; and

•     ability to introduce new products and services to the market in a timely manner

Business Development

We currently offer the Hotgate Hospitality Solution to our customers.

Hotgate Hospitality Solution

The Hospitality Hotgate Solution is a tailor-made solution for hotels that offer traditional voice services and internet services to the guests. The solution has three levels of services that each fulfill different requirements for hotels in a variety of ICT setups and offerings.  The levels of services are referred to as “suites” and classified as the infrastructure suite, the data suite and the voice suite.

The infrastructure suite offers technical services to hotels for ICT infrastructure building and maintenance. At this service level, we provide consulting services related to infrastructure building such as planning the network, selecting and procuring equipment, designing the infrastructure and selecting vendors. We also provide project management services for the deployment of the infrastructure, vendor management, and testing and trial runs of the services. We provide daily monitoring and support services to ensure quality ICT services for the hotel guests. We also provide our proprietary software and equipment of hospitality ICT infrastructure to our customers.

The data suite covers data and internet applications provided by the hotel for the guests. In additional to providing internet access in guests rooms, conferences rooms and public areas such as lounges and lobbies, we provide online concierge systems that allow the hotel guests to access typical hotel services as well as other travel, entertainment, business and e-commerce services offered by local and professional service providers. The operation and billing of the services provided by the online concierge systems are fully integrated into the management information system of the hotels. The online concierge system provides a variety of price models and payment methods for the hotels and their guests to fulfill different payment requirements and consumption behaviors.

The voice suite provides traditional telecommunication applications including phone systems, voice mail, fax and other phone-based services. Like data suites, all the operation and billing of the services provided by voice suites are fully integrated into the management information system of the hotels.

A typical infrastructure of Hotgate Hospitality Solution is shown below:

Strategies for new services

To offer the new services to our customer, we currently have a number of initiatives in place to drive their success, as outlined below:

Develop New Revenue Sharing Arrangement.

To capture the growth of internet usage and penetrate our Hotgate Hospitality Solution, we are providing more pricing arrangements for our customers. In addition to one-time sales, we share profits with hotels according to the online concierge and internet usages of their guests. By adoption of the profit sharing model, we can maintain a long-term and more stable revenue stream. This arrangement is also welcomed by the hotels as they can lower their capital investment in the modernization of their ICT infrastructure and offerings and enjoy continuous professional maintenance to preserve their investment. In the hospitality industry, ICT services are a necessary service offering to guests. Moreover, the online sale of products and services in addition to hotel offerings increases the variety and flexibility to hotel guests and opens a new stream of revenue. This newly developed pricing arrangement can enhance the total profitability and value of the ICT services and benefit all parties.

The new arrangement is particularly applicable to developing countries like China that have a great demand to upgrade the existing ICT infrastructure and services. We are actively implementing this strategy in line with our business expansion in China.

Expand China Presence.

A number of international events such as the Olympic Games and the World Expo have been or will be held in China. As a result, quality hotels are in great demand in China. To cope with the growth in service level expectations, a large number of Chinese hotels need to improve service offerings and operating efficiency. We are expanding our presence in China to capture the growth of the market and have been selected by China Netcom (a major internet provider in Northern China) as a hotel solution provider. We believe this is a good opportunity to expand our business at a fast pace. In addition, we plan to work with China Telecom (the major internet provider in Southern China) to promote our Hotgate Hospitality Solutions.

Develop Internet Media Business.

As notebooks and mobile devices gain popularity, public Wi-Fi hotspots are in great demand for consumer-oriented companies as a means of customer acquisition and retention. We are developing a Wi-Fi Hotspot Solution that is highly configurable, and through which we can display advertisement and customized features on the guests’ monitors as they login in and access the internet. Such a localized internet advertising program could be very effective as the target audiences can be pre-estimated according to their class and consumption behavior through their selection of merchants. We are implementing this kind of program in China and Malaysia and plan to extend our presence in Brunei and Indonesia within the next 12 months.

Regulatory Matters

We do not anticipate having to expend significant resources to comply with any governmental regulations applicable to our operations. We are subject to the laws and regulations which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes.

However, the telecommunications industry is highly regulated in China. PRC laws and regulations will be modified and updated from time to time by the China government. In addition, many PRC laws and regulations are subject to extensive interpretive power of governmental agencies and commissions, and there is substantial uncertainty regarding the future interpretation and application of these laws or regulations.

Employees

As of June 12, 2008, we had twenty employees including three in management, seven in Research & Development and engineering, five in sales and marketing and five in finance and administration. None of our employees are represented by labor unions or subject to collective bargaining agreements.

Properties

Our headquarters is located at Room 1602, Aitken Vanson Center, 61 Hoi Yuen Road, Kwun Tong, Hong Kong. We have regional offices located in Beijing (China) and Puchong (Malaysia). All of our offices are used for sales and marketing, engineering, customer support and administrative functions. The Hong Kong and Puchong offices are our research and development centers. All of the facilities are leased. Our facilities are adequate for our current needs.

MANAGEMENT’S DISCUSSION

Results of Operations

Year Ended May 31, 2008 as Compared to Year Ended May 31, 2007

The following table summarizes the results of our operations during the year periods ended May 31, 2008 and 2007, and provides information regarding the dollar and percentage increase or (decrease) from the year period ended May 31, 2008 to the one-year period ended May 31, 2007.

	Year ended May 31,
	2008	2007	Increase	% Increase

Revenue	$562,763	$477,950	84,813	18%
Cost of goods sold	198,718	142,751	55,967	39%
Gross profit	364,045	335,199	28,846	9%
General and administrative expenses	729,586	435,702	293,884	67%
Net (loss) profit from operations	(365,541)	(100,503)	(265,038)	264%
Other income	10,600	3,430	7,170	209%
Loss before income taxes	(354,941)	(97,073)	(257,868)	266%
Provision for income taxes	-	-	-	- %
Net (loss) profits	(354,941)	(97,073)	(257,868)	266%

Revenues

Sales revenue increased from $477,950 for the year ended May 31, 2007 to $562,763for the same period of 2008, an increase of $84,813.

The sales revenues for the year ended May 31, 2008 registered an increase in sales from the year ended May 31, 2007 and the increased was mainly contributed by a 100% owned subsidiary of the Group, Hotgate VMS Technology Ltd.

Cost of goods sold and gross profit

Cost of goods sold for the year ended May 31, 2008 was $198,718, an increase of $ 55,967 or 39% compared to $142,751 of the same period in 2007. The increase in cost of goods sold for the year of 2008 as compared to that of 2007 was a result of increase of cost in delivering the services.

Our gross profit increased $28,846, or 9%, to $364,045 for the year ended May 31, 2008 from $335,199 during the same period in 2007. Gross profit as a percentage of revenue was 65% for the year ended May 31, 2008, a decrease of 5% from 70% during the same period in 2007 representing a slight decrease for the year under review.

General and Administrative

General and administrative expenses increased from $435,702 in the year ended May 31, 2007 to $729,586 in the year of 2008, representing an increase of $293,884 or 67%.  The increase in general and administrative costs were due to increased staff, rental costs and expenses incurred with respect to the business acquisition.

Sales and marketing

Selling and marketing expenses for the year ended May 31, 2008 and 2007 was $0, respectively, for those services.  The Company has not incurred any marketing expenses due to the utilization of strategic partners that assist the Company in marketing the products directly to the end users.

Loss before income tax and income taxes expenses

Loss before income tax was $354,941 for the year ended May 31, 2008 compared to a loss of $97,073 for the same period of 2007, representing an increased in the loss by $257,868. The increase in loss was mainly due to higher professional fee paid for the acquisition exercise during the year under review.

Provision for taxation for the year ended May 31, 2008 and 2007 was $0, respectively as the company has not generated any assessable income in these two years.

Net income/loss

Net loss for the year ended May 31, 2008 was $354,941, representing a decrease of 728,564 compared to a loss of $97,073 for the same period in 2007. The decrease was mainly due to the increase in other expenses.

Liquidity and Capital Resources

Cash

As of May 30, 2008, the Company had $214,602 of cash and cash equivalents as compared to $623,308 as of May 31, 2007.

Cash Flow

	Year ended May 31
	2008	2007
Net cash from operating activities	$351,084	$362,178
Net cash used in investing activities	$63,691	$4,964
Net cash provided by financing activities	$6,069	$-
Net increase in cash	$(408,706)	$357,214

Cash outflows from operations during the year ended May 31, 2008 amounted to $351,084 as compared to net cash inflows from operations of $362,178 in the same period of 2007. The decrease in cash inflow was due primarily to increase in net loss and decrease in other payables and accruals.

Our cash outflows used in investing activities during the year ended May 31, 2008 amounted to $63,691 as compared to the net cash used in investing activities amounted to 4,964 in the same period of 2007. During that period, we purchased intangible assets comprised of voice mail system and customer lists.

Our cash inflows from financing activities amounted to $6,069 in the year ended May 31, 2008 as compared to $0 in the same period of 2007. The increase in cash inflow was primarily due to issuance of stock.

Working Capital

As of May 31, 2008, the working capital of the Company was a deficit of $734,474.

We believe that our cash flow generated from operations will be sufficient to sustain operations for at least the next 12 months. There is no identifiable expansion plan as of May 31, 2008, but from time to time, we may identify new expansion opportunities for which there will be a need for the use of cash.

RISK FACTORS

Risks Related to Our Business

Our customers are concentrated in a limited number of industries.

Our customers are concentrated primarily in the hospitality, food and beverages and media industries, where the current trend is to improve their ICT offerings to cope with the demand of their customers in efficient and convenient communication services. Our ability to generate revenue depends on the demand for our services in these industries. An economic downturn, or a slowdown or reversal of the tendency in any of these industries in investment of ICT solutions could have a material adverse effect on our business, results of operations or financial condition.

The markets in which we operate are highly competitive and fragmented and we may not be able to maintain market share.

We operate in highly competitive markets and expect competition to persist and intensify in the future. Our major competitors include InterTouch owned by NTT DoCoMo Inc., iBAHN Corporation, Juru Data Sdn Bhd and FCS Computer Systems. Our competitors also include small firms offering network services, divisions of large entities and other large independent firms. We face the risk that new competitors with greater resources than us will enter our markets.

Competition among hotel companies in greater China can lead to a reduction in services fees that can be charged by such companies. If a reduction in services fees negatively impacts revenue generated by our customers, they may require us to reduce the price of our services, or seek competitors that charge less, which could reduce our market share. If we must significantly reduce the price of our services, the decrease in revenue could adversely affect our profitability.

We depend heavily on key personnel, and turnover of key employees and senior management could harm our business.

Our future business and results of operations depend in significant part upon the continued contributions of our key technical and senior management personnel, including Wee Tak Pang, our Chief Executive Officer and director, Michael Yang, our President and director, and Chuan Beng Wei, our director. They also depend on our ability to attract and retain additional qualified management, technical, marketing and sales and support personnel for our operations and growth. If we lose a key employee or if a key employee fails to perform in his or her current position, or if we are not able to attract and retain skilled employees as needed, our business could suffer. Significant turnover in our senior management could significantly deplete our institutional knowledge held by our existing senior management team. We depend on the skills and abilities of these key employees in managing the technical, marketing and sales aspects of our business, any part of which could be harmed by further turnover.

Although individual members of our management team have experience as officers of publicly-traded companies, much of that experience came prior to the adoption of the Sarbanes-Oxley Act.

It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional financial reporting, internal controls and other finance staff in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with the Sarbanes-Oxley Act’s internal controls requirements, we may not be able to obtain the independent auditor certifications that Sarbanes-Oxley Act requires publicly-traded companies to obtain.

International operations require significant management attention.

Our operations in China and in other Asian countries are subject to risks, including the following, which, if not planned and managed properly, could materially adversely affect our business, financial condition and operating results:

▪

legal uncertainties or unanticipated changes regarding regulatory requirements, political instability, liability, export and import restrictions, tariffs and other trade barriers;

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longer customer payment cycles and greater difficulties in collecting accounts receivable

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historically volatile markets with relatively recent recessions and economic difficulties;

▪

changes in monetary policy or fluctuations in the local currencies;

▪

uncertainties of laws and enforcement relating to the protection of intellectual property; and

▪

potentially uncertain or adverse tax consequences

If we need additional financing, the funding may not be available on satisfactory terms or at all.

We may seek to raise additional capital through public or private equity offerings, debt financings or additional corporate collaboration and licensing arrangements. To the extent we raise additional capital by issuing equity securities, our stockholders may experience dilution. To the extent that we raise additional capital by issuing debt securities, we would incur substantial interest obligations, may be required to pledge assets as security for the debt and may be constrained by restrictive financial and/or operational covenants. Debt financing would also be superior to your interest in bankruptcy or liquidation. To the extent we raise additional funds through collaboration and licensing arrangements, it may be necessary to relinquish some rights to our technologies or product candidates, or grant licenses on unfavorable terms.

We must respond quickly and effectively to new technological developments.

Our business is highly dependent on our computer and telecommunications equipment and software systems. Our failure to maintain our technological capabilities or to respond effectively to technological changes could adversely affect our business, results of operations or financial condition. Our future success also depends on our ability to enhance existing software and systems and to respond to changing technological developments. If we are unable to successfully develop and bring to market new software and systems in a timely manner, our competitors’ technologies or services may render our products or services noncompetitive or obsolete.

If the market does not accept our other new products or upgrades to existing products that we launch from time to time, our operating results and financial condition would be materially adversely affected.

From time to time, we plan on launching new products and upgrades to existing products.  Our future success with our next generation product offerings will depend on our ability to accurately determine the functionality and features required by our customers, as well as the ability to enhance our products and deliver them in a timely manner. We cannot predict the present and future size of the potential market for our next generation of products, and we may incur substantial costs to enhance and modify our products and services in order to meet the demands of this potential market.

If we experience delays in product development or the introduction of new products or new versions of existing products, our business and sales will be negatively affected.

There can be no assurance that we will not experience delays in connection with our current product development or future development activities.  If we are unable to develop and introduce new products, or enhancements to existing products in a timely manner in response to changing market conditions or customer requirements, it may materially and adversely affect our operating results and financial condition.  Because we have limited resources, we must effectively manage and properly allocate and prioritize our product development efforts.  There can be no assurance that these efforts will be successful or, even if successful, that any resulting products will achieve customer acceptance.

Lower than expected demand for our products and services will impair our business and could materially adversely affect our results of operations and financial condition.

If we meet a lower demand for our products and services than we are expecting, our business, results of operations and financial condition are likely to be materially adversely affected.  Moreover, overall demand for ICT products and services in general may grow slowly or decrease in upcoming quarters and years because of unfavorable general economic conditions, decreased spending by hospitality industry, food and drinks and media industries in need of ICT solutions or otherwise. This may reflect a saturation of the market for ICT solutions.  To the extent that there is a slowdown in the overall market for ICT solutions, our business, results of operations and financial condition are likely to be materially adversely affected.

We have only limited protection of our proprietary rights and technology.

Our success is heavily dependent upon our proprietary technology. We rely on a combination of the protections provided under applicable copyright, trademark and trade secret laws, confidentiality procedures and licensing arrangements, to establish and protect our proprietary rights. As part of our confidentiality procedures, we generally enter into non-disclosure agreements with our developers, distributors and marketers.  Despite these precautions, it may be possible for unauthorized third parties to copy certain portions of our products or to reverse engineer or obtain and use information that we regard as proprietary, to use our products or technology without authorization, or to develop similar technology independently. Moreover, the laws of some other countries do not protect our proprietary rights to the same extent as do the laws of the United States. Furthermore, we have no patents and existing copyright laws afford only limited protection.  There can be no assurance that we will be able to protect our proprietary software against unauthorized third party copying or use, which could adversely affect our competitive position.

Customer claims, whether successful or not, could be expensive and could harm our business.

The sale and support of our products may entail the risk of product liability claims. Our agreements typically contain provisions designed to limit exposure to potential product liability claims. It is possible, however, that the limitation of liability provisions contained in such agreements may not be effective as a result of federal, state or local laws or ordinances or unfavorable judicial decisions. A successful product liability claim brought against us relating to our product or third party software embedded in our products could have a material adverse effect upon our business, operating results and financial condition.

If we infringe the rights of third parties, we could be prevented from selling products, forced to pay damages and compelled to defend against litigation.

If our products, methods, processes and other technologies infringe proprietary rights of other parties, we could incur substantial costs, and may have to obtain licenses (which may not be available on commercially reasonable terms, if at all), redesign our products or processes, stop using the subject matter claimed in the asserted patents, pay damages, or defend litigation or administrative proceedings, which may be costly whether it wins or loses. All these could result in a substantial diversion of valuable management resources.

We believe we have taken reasonable steps, including comprehensive internal and external prior patent searches, to ensure we have freedom to operate and that our development and commercialization efforts can be carried out as planned without infringing others’ proprietary rights. However, we cannot guarantee that no third party patent has been filed or will be filed that may contain subject matter of relevance to our development, causing a third party patent holder to claim infringement. Resolving such issues has traditionally resulted, and could in our case result, in lengthy and costly legal proceedings, the outcome of which cannot be predicted accurately.

We have never paid cash dividends and are not likely to do so in the foreseeable future.

We have never declared or paid any cash dividends on our common stock. We currently intend to retain any future earnings for use in the operation and expansion of our business. We dos not expect to pay any cash dividends in the foreseeable future but will review this policy as circumstances dictate.

Risks Associated With Doing Business In China and Asia

There are substantial risks associated with doing business in China and Asia, as set forth in the following risk factors.

Our operations and assets in China are subject to significant political and economic uncertainties.

Changes in PRC laws and regulations, their interpretation, or the imposition of confiscatory taxation, restrictions on currency conversion, imports and sources of supply, devaluations of currency or the nationalization or other expropriation of private enterprises could have a material adverse effect on our business, results from operations and financial condition. Under current leadership of the PRC, the Chinese government has been pursuing economic reform policies that encourage private economic activity and greater economic decentralization. There is no assurance, however, that the Chinese government will continue to pursue these policies, or that it will not significantly alter these policies from time to time without notice.

Our business is largely subject to the uncertain legal environment in China and your legal protection could be limited.

The Chinese legal system is a civil law system based on written statutes. Unlike common law systems, the Chinese legal system is a system in which precedents set in earlier legal cases are not generally used. The overall effect of legislation enacted over the past 20 years has been to enhance the protections afforded to foreign invested enterprises in China. However, these laws, regulations and legal requirements are relatively recent and evolving rapidly, and their interpretation and enforcement involve various uncertainties. These uncertainties could limit the legal protections available to foreign investors, such as the right of foreign invested enterprises to hold business licenses and permits. In addition, all of our executive officers and directors are not residents of the U.S., and most of the assets of these persons are located outside the U.S. As a result, it could be difficult for investors to serve process on these individuals in the U.S., or to enforce a judgment obtained in the U.S. against the Company or any of these persons.

The Chinese and Malaysian governments exert substantial influence over the manner in which we must conduct our business activities which could have an adverse effect on our ability to operate in China and Malaysia.

China has only recently permitted provincial and local economic autonomy and private economic activities. The Chinese and Malaysian governments continue to exercise substantial control over virtually every sector of the economy through regulation and state ownership. Our ability to operate may be harmed by changes in laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property and other matters. We believe our operations in China and Malaysia are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts to ensure our compliance with such regulations or interpretations.

Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy could have a significant effect on economic conditions in China and Malaysia.  Additionally, regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in particular regions of China and Malaysia, and could require us to divest ourselves of any interest we then hold in Chinese or Malaysian properties or joint ventures.

Future inflation in China may inhibit our ability to conduct business in China.

In recent years, the Chinese economy has experienced periods of rapid expansion and high rates of inflation. These factors have led to the adoption by the Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. High inflation may in the future cause the Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our products.

Any recurrence of severe acute respiratory syndrome, or SARS, or another widespread public health problem, could harm our operations.

A renewed outbreak of SARS or another widespread public health problem in China or other countries where our operations are conducted could have a negative effect on our operations.

Our operations may be impacted by a number of health-related factors, including the following:

▪ quarantines or closures of some of our offices which would severely disrupt our operations,

▪ a negative economic impact upon our target industries including hospitality and food and beverage,

▪ the sickness or death of our key officers and employees, and

▪ a general slowdown in the Asian economy

Any of the foregoing events or other unforeseen consequences of public health problems could damage our operations.

Restrictions on currency exchange may limit our ability to receive and use our revenues effectively.

The substantial portion of our revenues will be settled in RMB, and any future restrictions on currency exchanges may limit our ability to use revenue generated in RMB to fund any future business activities outside China or to pay dividends or other payments in U.S. dollars. Although the Chinese government introduced regulations in 1996 to allow greater convertibility of the RMB for current account transactions, significant restrictions still remain, including the restriction that foreign-invested enterprises may only buy, sell or remit foreign currencies after providing valid commercial documents at banks in China authorized to conduct foreign exchange business. In addition, conversion of RMB for capital account items, including direct investment and loans, is subject to governmental approval in China, and companies are required to open and maintain separate foreign exchange accounts for capital account items. We cannot be certain that the Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the RMB.

The value of our securities will be affected by the foreign exchange rate between U.S. dollars and RMB and other local currencies.

The value of our common stock will be affected by the foreign exchange rate between U.S. dollars and RMB, and between those currencies and other currencies in which our sales may be denominated. For example, to the extent that we need to convert U.S. dollars into RMB for our operational needs and should the RMB appreciate against the U.S. dollar at that time, our financial position, the business of the company, and the price of our common stock may be harmed. Conversely, if we decide to convert our RMB into U.S. dollars for the purpose of declaring dividends on our common stock or for other business purposes and the U.S. dollar appreciates against the RMB, then the U.S. dollar equivalent of our earnings from our subsidiaries in China would be reduced.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

At the Closing, Mr. Alex Koo resigned from his position as the sole officer of the Company.  Mr. Michael Yang was appointed to serve as President and Mr. Wee Tak, Pang was appointed to serve as Chief Executive Officer.

At the Closing, Mr. Alex Koo resigned from his position as the sole director of the Company and Mr. Michael Yang, Mr. Wee Tak, Pang and Mr. Chuan Beng, Wei were appointed to the Board of Directors. Each will continue to serve as a director of the Registrant and shall hold office until their successors are elected and qualified at the next election of directors by the stockholders or until their earlier resignation or removal.

Set forth below is information regarding the Company’s directors and executive officers after the Share Exchange. The directors are elected annually by stockholders. The executive officers serve at the pleasure of the board of directors.

Name	Age	Title
Michael Yang	60	President and Director
Wee Tak, Pang	29	CEO and Director
Chuan Beng, Wei	42	Director

Michael, Yang, age 60, is the President and a director of the Company. Mr. Yang started his career in 1975 with Amanah-Chase Merchant Bank Bhd, the Malaysian merchant banking arm of Chase Manhattan Bank (now JP Morgan Chase). He was one of the pioneers of the merchant banking industry in Malaysia and was promoted to the position of General Manager after working three  years at the bank. He was the Head of Corporate Banking at the time of his departure.

In 1980, he also worked as the Chief Representative of Societe Generale for its Malaysian Representative Office where he was involved in establishing a leasing company for the bank.

Since 1994, Mr. Yang has been the Managing Director of Zephyr Capital, an investment and managing consulting company with clients in Australia, Malaysia, Hong Kong, China and other Asian countries. He is also a director of a number of companies including EB Capital Bhd. a company listed on the Mesdaq Stock Exchange in Malaysia, PHI Bhd and Cash Bhd.

He holds a Masters Degree in Business Administration from Cranfield University, United Kingdom, a Bachelor of Economics (Honours) Degree from University of Malaya, Malaysia and a Diploma in Marketing, Institute of Marketing, United Kingdom.

Wee Tak, Pang, age 29, is the CEO and a director of the Company. Mr. Pang is an expert in internet technology and operating systems specializing in Linux, MySQL database, internet networking, and client server technology. He has more than five years of work experience with various kinds of computer and network systems ranging from embedded solutions to large scale enterprise solutions.

In 1999, Mr. Pang founded Synchroweb Technology to provide computer services to a number of MNCs including IBM, Dell, Hewlett Packard, Maxis, and NEC in Malaysia. He also provides IT and management training to companies and learning institutions including Dell, Hewlett Packard and Kurnia Insurance. He was the CEO of Synchroweb Technology until 2008.

Mr. Pang graduated from Barrington University in the United States in 2001 with a major in Management Information Systems.

Chuan Beng, Wei, age 42, is a director of the Company. Mr. Wei began his career with Agilent Technologies (M) Sdn Bhd in 1989 as System Engineer responsible for IT technical and customer relations and was subsequently promoted to Major Account Manager.  In 1995, he founded TQC Consultants (IT Division) Sdn Bhd (“TQC”), a software development and system integration company. Since 1996, he founded and has been the Managing Director of Redtone Telecommunications Sdn Bhd which became part of Redtone International Bhd, a company that specializes in valued-added telecommunication services and is listed on the Mesdaq market of Bursa Malaysia. He is in charge of business development and strategic management of Redtone.

Mr. Wei has a wide exposure in the information technology, electronics and telecommunications industries. He is also a Council Member and chairperson for Communication Special Interest Group for Persatuan Industri Komputer dan Multimedia Malaysia (The Association of Computer and Multimedia Malaysia) and the Vice President for the Kuala Lumpur/Selangor Darul Ehsan Telecommunication Association. He holds a Bachelor’s Degree in Electrical Engineering from University Technology Malaysia and a Diploma in Management from Malaysia Institute of Management.

Employment Agreements

The Company does not have any employment agreements with its executive officers and directors.

Compensation of Officers

The Company has not paid its officers any compensation for their services. The Company intends to maintain this policy in the future.

Director Compensation

The Company has not paid its directors any compensation for their services on the Board of Directors. The Company intends to maintain this policy in the future.

Certain Relationships and Related Party Transactions

Except as otherwise indicated herein, there have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-K.

SECTION 9 –FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01

Financial Statements and Exhibits

(a)

Financial statements of business acquired.

Audited balance sheet of Hotgate for the years ended May 31, 2008 and 2007.

(b)

Pro Forma financial information

Board of Directors

Hotgate Holdings Limited and Subsidiaries

Hong Kong

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying consolidated balance sheets of Hotgate Holdings Limited and subsidiaries (the Company) as of May 31, 2008 and 2007 and the consolidated statements of operations, stockholders’ deficit and cash flows for the years then ended.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (“PCAOB”).  Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used, significant estimates made by management and evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements referred to above present fairly, in all material aspects, the consolidated financial position of the Company as of May 31, 2008 and 2007, and the consolidated results of its operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The Company has restated its financial statements to correct an accounting error relating to the recognition of gross revenues as noted in Note 17 to the financial statements.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  The Company does not have the necessary working capital to service its debt and for its planned activity, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are described in Note 16 to the financial statements.  These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

s/Madsen & Associates CPA’s, Inc.

Madsen & Associates CPA’s, Inc.

September 17, 2008, except for note 17 which is dated January 13, 2009

Salt Lake City, Utah

HOTGATE HOLDINGS LIMITED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

As of May 31, 2008 and 2007

	2008	2007
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$214,602	$623,308
Accounts receivable	267,450	358,019
Inventories	50,792	27,253
Deposits, prepayments and other receivables	71,592	6,055
Total current assets	604,436	1,014,635

PLANT & EQUIPMENT
At cost:
Computer hardware and software	23,002	19,754
Furniture, fixtures and equipment	10,251	10,251
Leasehold improvement	10,649	10,649
Less: Accumulated depreciation
Computer hardware and software	(18,844)	(17,976)
Furniture, fixtures and equipment	(7,396)	(6,965)
Leasehold improvement	(10,649)	(10,649)
Total plant & equipment, net	7,013	5,064

INTANGIBLE ASSETS, net of accumulated amortization	60,880	-
TOTAL ASSETS	$672,329	$1,019,699

LIABILITIES AND STOCKHOLDERS’ DEFICIT
LIABILITIES
CURRENT LIABILITIES
Accounts payable	$25,983	$33,887
Accrued liabilities and other payables	75,538	325,299
Due to a minority shareholder	1,237,389	978,222
Total current liabilities	1,338,910	1,337,408

TOTAL LIABILITIES	1,338,910	1,337,408

STOCKHOLDERS’ DEFICIT
Common stock, no par value, 100,000,000 shares authorized; 100,000,000 shares issued and outstanding as of May 31, 2008 and 2007	-	-
Additional paid in capital	70,172	64,103
Accumulated deficit	(736,753)	(381,812)
TOTAL STOCKHOLDERS’ DEFICIT	(666,581)	(317,709)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$672,329	$1,019,699

See accompanying notes to the consolidated financial statements.

HOTGATE HOLDINGS LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

For the Years Ended May 31, 2008 and 2007

(RESTATED)

	May 31, 2008	May 31, 2007

REVENUE	$562,763	$477,950

COST OF SALES	198,718	142,751

GROSS MARGIN	364,045	335,199

GENERAL AND ADMINISTRATIVE EXPENSES	729,586	435,702

OPERATING LOSS	(365,541)	(100,503)

OTHER INCOME (EXPENSE)
Income (expense) on long distance calling services	1,821	(4,189)
Other income	1,025	78
Interest income	7,754	7,541
TOTAL OTHER INCOME	10,600	3,430

LOSS BEFORE INCOME TAXES	(354,941)	(97,073)

PROVISION FOR INCOME TAXES	-	-

NET LOSS	$(354,941)	$(97,073)

NET LOSS PER SHARE, BASIC AND DILUTED	$(0.004)	$(0.001)

WEIGHTED AVERAGE NUMBER OF SHARES	100,000,000	100,000,000

See accompanying notes to the consolidated financial statements.

HOTGATE HOLDINGS LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDER’S DEFICITS

For the Years Ended May 31, 2008 and 2007

	Number of Common Shares Issued	Share Capital	Additional Paid in Capital	Accumulated Deficits	Other Comprehensive Income	Total Deficits

Balance at June 1, 2006	70,000,000	$-	$64,103	$(284,739)	$-	$(220,636)

Net loss for the year	-	-	-	(97,073)	-	(97,073)

Balance at May 31, 2007 and June 1, 2007	-	-	64,103	(381,812)	-	(317,709)

Net loss for the year	-	-	-	(354,941)	-	(354,941)

Shares issued for the acquisition of a subsidiary	30,000,000	-	6,069	-	-	6,069

Balance at May 31, 2008	100,000,000	$-	$70,172	$(736,753)	$-	$(666,581)

See accompanying notes to the consolidated financial statements.

HOTGATE HOLDINGS LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Year Ended May 31, 2008 and 2007

	2008	2007

Cash flow from operating activities
Net loss	$(354,941)	$(97,073)
Adjustments for:
Depreciation	862	927
Changes in operating assets and liabilities:
Decrease in accounts receivable	90,569	25,044
Increase in inventories	(23,539)	(1,765)
Increase in deposits, prepayments and other receivables	(65,537)	(662)
Decrease in accounts payable	(7,904)	(50,167)
Increase in income tax payables	2,883	-
Increase in due to a minority shareholder	259,167	204,188
(Decrease)/increase in accrued liabilities and other payables	(252,644)	281,686

Net cash (outflow)/inflow from operating activities	(351,084)	362,178

Investing activities
Purchase of plant and equipment	(2,811)	(4,964)
Purchase of customer lists and voice mail software	(60,880)	-

Net cash outflow from investing activities	(63,691)	(4,964)

Financing activities
Capital contributed to Company	6,069	-

Net cash inflow from financing activities	6,069	-

Net (decrease)/increase in cash and cash equivalents	(408,706)	357,214

Cash and cash equivalents at beginning of year	623,308	266,094

Cash and cash equivalents at end of year	$214,602	$623,308

Cash paid for interest	$-	$-

Cash paid for income taxes	$-	$-

See accompanying notes to the consolidated financial statements.

HOTGATE HOLDINGS LIMITED AND SUBSIDIARIES

Notes to Consolidated Financial Statements

May 31, 2008 and 2007

NOTE 1 - ORGANIZATION AND PRINCIPAL ACTIVITIES

The principal activities of the Company are the provision of system design, maintenance services and distance call services.

The Company was incorporated on February 6, 2008 under the laws of the British Virgin Islands.  The Company owns and operates three subsidiaries in Malaysia, Hong Kong and the People’s Republic of China (“China” or the “PRC”) including:

1.

Hotgate Technology Sdn. Bhd. (formerly known as Fiber Hub Marketing Sdn. Bhd.), a private limited company incorporated and domiciled in Malaysia.

2.

Hotgate VMS Technology Limited (formerly known as VMS Technology Limited), a private limited company incorporated and domiciled in Hong Kong.

3.

Beijing Hotgate Technology Limited, a newly formed wholly-owned foreign enterprise incorporated in China, through Hotgate VMS Technology Limited.

On May 26, 2008, the Company acquired all the outstanding shares of Hotgate VMS Technology Limited (“Hotgate Hong Kong”).  The acquisition was effected by issuing 69,999,993 additional common shares of Hotgate Holdings Limited to the shareholders of Hotgate Hong Kong.  For financial reporting purposes, this transaction was recorded as a recapitalization of Hotgate Hong Kong.  Hotgate Hong Kong was deemed to be the continuing, surviving entity for accounting purposes, but through reorganizations, was deemed to have adopted the capital structure of Hotgate Holdings Limited.

Hotgate Hong Kong was incorporated as a private limited company in Hong Kong on September 14, 1998.  Its principal business activities are the provision of system design, maintenance services and distance call services.

On May 20, 2008, the Company, through its wholly owned subsidiary Hotgate Hong Kong, formed Beijing Hotagte Technology Limited, a wholly owned foreign enterprise incorporated in Beijing, China.

On May 28, 2008, the Company acquired 100% of the outstanding shares of Hotgate Technology Sdn. Bhd. (“Hotgate Malaysia”) by the issuance of 30,000,000 shares of common stock of the Company to the shareholders of Hotgate Malaysia.  Hotgate Malaysia, incorporated on January 23, 2006 in Malaysia, was engaged as a service provider of application software, hardware and other innovative enterprise technology, development, deployment and management of Linux and open source solutions for Internet infrastructure.

NOTE 2 – PRINCIPLES OF CONSOLIDATION

The consolidated financial statements for all periods presented include the financial statements of the Company and Hotgate Hong Kong.  The acquisition of Hotgate Malaysia on May 28, 2008 was accounted for using the purchase method in accordance with SFAS No.141 “Business Combinations” (Note 3).  The results of Hotgate Malaysia have been included in the consolidated financial statements since the date of acquisition.

All material inter-company accounts and transactions have been eliminated. The consolidated financial statements are prepared in accordance with generally accepted accounting principles used in the United States of America

NOTE 3 - ACQUISITIONS

On May 28, 2008, the Company acquired 100% of the outstanding shares of Hotgate Malaysia in exchange for 30,000,000 additional shares of common stock of the Company.

The purchase price of $6,069 was determined by the net asset value of the business of Hotgate Malaysia.

The acquisition of Hotgate Malaysia was accounted for using the purchase method in accordance with SFAS No. 141 “Business Combinations” by allocating the purchase price over the assets acquired, including intangible assets, and liabilities assumed, based on their estimated fair values at the date of acquisition. The excess of the net assets acquired and the liabilities assumed over the purchase price was recorded as a proportional reduction of property, plant and equipment. The purchase price has been allocated to the assets and liabilities as follows:

Cash and cash equivalent	$1,064
Accounts receivable, net	6,253
Deposit, prepayment and other receivables	1,415
Plant & equipment, net of accumulated depreciation	1,753
Intangible assets, net of accumulated amortization	1,906
Goodwill	-
TOTAL ASSETS PURCHASED	12,391
Accrued expenses and other payables	3,373
Income tax payables	1,791
Due to a minority shareholder	1,158
TOTAL LIABILITIES ASSUMED	6,322

TOTAL PURCHASE PRICE	$6,069

The results of Hotgate Malaysia have been included in the consolidated financial statements since the date of acquisition.

The following tables show supplemental information of the results of operations on a pro forma basis for the years ended May 31, 2008 and 2007 as if the acquisitions of Hotgate Malaysia had been completed at the beginning of the respective periods (unaudited).

The pro forma financial information does not necessarily reflect the results that would have occurred if the acquisitions had been in effect for the periods presented.  In addition, they are not intended to be a projection of future results.  The pro forma calculations do not reflect any synergies that might be achieved from combining the operations.

Year ended May 31, 2008:

	Hotgate	Hotgate
	Hong Kong	Malaysia	Pro-forma	Pro-forma
	Historical	Historical	Adjustment	Combined

Revenue	$562,763	$11,087	$-	$573,850
Income/(loss) from operations	94,183	(2,857)	-	91,326
Net loss	(354,941)	(2,856)	-	(357,797)
Basic earnings per share	(0.00)	(0.00)	-	(0.00)
Diluted earnings per share	(0.00)	(0.00)	-	(0.00)

Year ended May 31, 2007:

	Hotgate	Hotgate
	Hong Kong	Malaysia	Pro-forma	Pro-forma
	Historical	Historical	Adjustment	Combined

Revenue	$477,950	$9,125	$-	$487,075
Income from operations	186,205	4,102	-	190,307
Net (loss)/income	(97,073)	4,102	-	(92,971)
Basic earnings per share	(0.00)	(0.00)	-	(0.00)
Diluted earnings per share	(0.00)	(0.00)	-	(0.00)

NOTE 4 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Economic and Political Risk

The Company’s major operations are conducted in Hong Kong, Malaysia and the PRC.  Accordingly, the political, economic, and legal environments in Hong Kong, Malaysia and the PRC, as well as the general state of the economy of Hong Kong, Malaysia and the PRC may influence the Company’s business, financial condition, and results of operations.

The Company’s major operations in Hong Kong, Malaysia and the PRC are subject to considerations and significant risks typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic, and legal environment. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, and rates and methods of taxation, among other things.

(b) Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

(c) Accounts Receivable

Trade receivables are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An estimate for doubtful accounts is made when collection of the full amount is no longer probable. As of May 31, 2008 and 2007, no allowance for doubtful accounts was recorded. Accounts receivable that are specifically identified as uncollectible are charged to bad debt expense. Bad debt expense recorded during the year ended May 31, 2008 was $295. No bad debt expense was recorded during the year ended May 31, 2007.

(d) Inventories

Inventories consisting of merchandise for re-sale are stated at the lower of cost or net realizable value. Inventory costs are calculated using a weighted average method of accounting.

(e) Plant and Equipment

Plant and equipment are carried at cost less accumulated depreciation. The cost of maintenance and repairs is charged to the statement of operations as incurred, whereas significant renewals and improvements are capitalized. The cost and the related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of operations

The Company provides for depreciation of plant and equipment principally by use of the straight-line method for financial reporting purposes. Plant and equipment are depreciated over the following estimated useful lives:

Leasehold improvements

Over the shorter of the lease terms or 5 years

Computer hardware and software

5 to 10 years

Furniture, fixtures and equipment

10 years

The depreciation expenses for the years ended May 31, 2008 and 2007 amounted to $862 and $927, respectively.

(f) Intangible Assets

The Company acquired certain intangible assets which comprised of voice mail system software through Hotgate VMS Technology Limited in May 2008.  The Company also acquired certain intangible assets through the acquisition of Hotgate Technology Sdn. Bhd. in May 2008.  These intangible assets consisted of customer lists and relationships.  Both voice mail system software and customer lists and relationships are subject to amortization over their respective economic useful life and are reviewed for impairment if the carrying amount of these intangible assets are not recoverable and their carrying amount exceeds their fair market value.  After an impairment loss is recognized, the adjusted carrying amount of the intangible assets shall be their new accounting basis.

The estimation of the useful life of the voice mail system software and customer lists and relationships will be affected by factors such as change in demand, unanticipated competition and other economic factors including stability of industry, change in technology, legislative action that results in an uncertain or an adverse change in the regulatory environment and changes in distribution channels and business climate.

Intangible assets are amortized over the following estimated economic lives:

Voice mail system software

10 years

Customer lists and relationships

5 years

There were no amortization expenses for the years ended May 31, 2008 and 2007

(g) Accounting for the Impairment of Long-Lived Assets

The long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Determination of recoverability of assets to be held and used is by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.  There were no impairments of long-lived assets for the years ended May 31, 2008 and 2007.

(h) Income Tax

The Company has adopted the provisions of statements of Financial Accounting Standards No. 109, "Accounting for Income Taxes", which incorporates the use of the asset and liability approach of accounting for income taxes. The Company allows for recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future realization is uncertain.

In accordance with the relevant tax laws and regulations of Hong Kong, the corporation income tax rate applicable is 16.5% and 17.5% for years ended May 31, 2008 and 2007, respectively.  No income tax expense for years ended May 31, 2008 and 2007 was incurred.

(i) Fair Value of Financial Instruments

The carrying amounts of the Company's cash, accounts receivable and accrued expenses approximate fair value because of the short maturity of these items. Term debt secured by various properties have interest rates attached to them commensurate with the finance market at the time and management believes approximate fair values in the short as well as the long term. It is currently not practicable to estimate the fair value of the other debt obligations because these note agreements contain unique terms, conditions, covenants and restrictions which were negotiated at arm's length with the Company's lenders, and there is no readily determinable similar instrument on which to base an estimate of fair value. Accordingly, no computation or adjustment to fair value has been determined.

(j) Revenue Recognition

Revenue represents the invoiced value of services rendered and receivable during the year. Revenue is recognized when all of the following criteria are met:

a)

Persuasive evidence of an arrangement exists,

b)

Delivery has occurred or services have been rendered,

c)

The seller's price to the buyer is fixed or determinable, and

d)

Collectibility is reasonably assured

e)

The Company recognizes revenues from the sale of its voice mail systems once the system has been sold and installed at the customer’s location.  Revenues from maintenance services are recognized when the service has been delivered and completed.

(k) Earnings Per Share

Basic earnings per share is computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding during the year. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  As of May 31, 2008 and 2007, there were no common share equivalents outstanding.

(l) Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

(m) Retirement Benefits

Hong Kong mandates companies to operate a mandatory provident fund scheme, which is available to all employees in Hong Kong. Both the Company and the employees are required to contribute 5% (subject to an aggregate amount of $256) per month of the employees’ relevant income.  Contributions from the Company are 100% vested in the employees as soon as they are paid to the scheme.  Contributions to the scheme are expensed in the statement of operations as they become payable in accordance with the rules of the scheme.  The assets of the scheme are held separately from those of the Company and managed by independent professional fund managers.  The Company provides no other retirement benefits to its employees.

(n) Foreign Currency Translation

The accompanying consolidated financial statements are presented in United States dollars (US$). The functional currency of the Company is the Hong Kong dollar (HK$). Capital accounts of the financial statements are translated into United States dollars from HK$ at their historical exchange rates when the capital transactions occurred. Assets and liabilities are translated at the exchange rates as of balance sheet date. Income and expenditures are translated at the average exchange rate of the year.  The translation rates are as follows:

	May 31, 2008	May 31, 2007

Year end RM : US$ exchange rate	0.0532	0.0558
Average yearly RM : US$ exchange rate	0.0547	0.0588
Year end HK$ : US$ exchange rate	0.1282	0.1282
Average yearly HK$ : US$ exchange rate	0.1282	0.1282

(o) Recent Accounting Pronouncements

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment of FASB Statement No. 133,” (SFAS “161”) as amended and interpreted, which requires enhanced disclosures about an entity’s derivative and hedging activities and thereby improves the transparency of financial reporting. Disclosing the fair values of derivative instruments and their gains and losses in a tabular format provides a more complete picture of the location in an entity’s financial statements of both the derivative positions existing at period end and the effect of using derivatives during the reporting period. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. Early adoption is permitted. The management is currently evaluating the effect of this pronouncement on financial statements.

In considering all other recent accounting pronouncements issued recently by the FASB, EITF, AICPA or SEC, the Company does not expect that the adoption of any of these accounting pronouncements will have a material effect on the Company’s future reported financial position or results of operations

NOTE 5 – CONCENTRATIONS OF CREDIT RISK

(a)

Financial instruments that potentially expose the Company to concentrations of credit risk, consist of cash and cash equivalents and accounts receivable.  The Company performs ongoing evaluations of their cash position and credit evaluations to ensure collections and minimize losses.

(b)

One unrelated customer accounted for 71% and 38% of the balance of accounts receivable as at May 31, 2008 and 2007, respectively.

NOTE 6 – INVENTORIES

Inventories consisting of computer hardware and accessories held for re-sale are stated at the lower of weighted average cost or market value.

Inventories as of May 31, 2008 and May 31, 2007 are summarized as follows:

	As of May 31,
	2008	2007

Finished goods	$50,792	$27,253
Total	$50,792	$27,253

NOTE 7 – ACCOUNTS RECEIVABLE AND CONCENTRATION OF CREDIT RISK

	As of May 31,

Accounts receivable	$267,450	$358,019
Less: Allowance for doubtful accounts	-	-
Accounts receivable, net	$267,450	$358,019

Concentration of credit risk with respect to accounts receivable is limited to certain customers to whom the Company makes substantial sales. At May 31, 2008 and 2007, a customer accounted for 71% and 38% of the Company's accounts receivable, respectively.  The Company regularly monitors the creditworthiness of its customers and believes that it has adequately provided for exposure to potential credit losses.

NOTE 8 – DEPOSIT, PREPAYMENT AND OTHER RECEIVABLES

Deposits consists of payments and deposits made by the Company to third parties in the normal course of business operations with no interest being charged and no fixed repayment terms. These payments are made for the places and services that are used by the Company for its current operations.

The Company evaluates the amounts recorded as deposits, prepaid expenses and other receivables on a periodic basis and records a charge to the current operations of the Company when the related expense has been incurred or when the amounts reported as other receivables is no longer deemed to be collectible by the Company

Deposits, prepayment and other receivables as of May 31, 2008 and 2007 were summarized as follows:

	As of May 31,
	2008	2007
Rental and utility deposit	$6,204	$5,401
Prepayment	3,430	654
Other receivables	61,958	-
Total	$71,592	$6,055

Other receivables of $61,958 as of May 31, 2008 represented non-interest bearing loans due from unrelated third party individuals to the Company. Per the related agreements, these loans receivable will be repaid within one year.

NOTE 9 – PLANT AND EQUIPMENT

Plant and equipment of the Company consists primarily of computer hardware and software, furniture, fixtures and equipment owned and operated by the Company’s subsidiary in Hong Kong.

Plant and equipment arise from the acquisition of interest in Hotgate Technology Sdn. Bhd. on May 31, 2008 are stated as follows:

As of May 31,
2008

At cost:
Computer hardware and software	$2,190

Less: Accumulated depreciation
Computer hardware and software	$437

Plant and equipment , net	$1,753

Plant and equipment as of May 31, 2008 and 2007 are summarized as follows:

	As of May 31,
	2008	2007

At cost:
Computer hardware and software	$23,002	$19,754
Furniture, fixtures and equipment	10,251	10,251
Leasehold improvement	10,649	10,649
	$43,902	$40,654

Less: Accumulated depreciation
Computer hardware and software	$18,844	$17,976
Furniture, fixtures and equipment	7,396	6,965
Leasehold improvement	10,649	10,649
	$36,889	$35,590

Plant and equipment , net	$7,013	$5,064

Depreciation expenses for the years ended May 31, 2008 and 2007 were $862 and $927, respectively.

NOTE 10 – INTANGIBLE ASSETS

Intangible assets of the Company consisted primarily of voice mail system software and customer lists and relationships acquired.

Intangible assets that arose from the acquisition of interest in Hotgate Technology Sdn. Bhd. on May 31, 2008 are stated as follows:

As of May 31,
2008

At cost:
Customer lists and relationships	$2,659

Less: Accumulated amortization
Customer lists and relationships	$753

Intangible assets, net	$1,906

Intangible assets as of May 31, 2008 and 2007 are summarized as follows:

	As of May 31,
	2008	2007
At cost:
Voice mail system software	$58,974	$-
Customer lists and relationships	2,659	-
	$61,633	$-

Less: Accumulated amortization
Voice mail system software	$-	$-
Customer lists and relationships	753	-
	$753	$-

Intangible assets, net	$60,880	$-

There were no amortization expenses charged to net income from operations for the years ended May 31, 2008 and 2007.  Anticipated amortization expense on intangible assets for each of the next five years is as follows:

For the twelve months ending May 31,
2009	$6,429
2010	6,429
2011	6,429
2012	5,897
2013 and thereafter	5,897
$31,081

NOTE 11 – INCOME TAX AND DEFERRED TAX LIABILITIES

Corporation Income Tax ("CIT")

In accordance with the relevant tax laws and regulations of Hong Kong, the statutory corporate income tax rates are 16.5% and 17.5% for the years ended May 31, 2008 and 2007, respectively.  No provision for the statutory corporate income tax is made as the Company did not generate any assessable income for the years ended May 31, 2008 and 2007.

The corporate income tax rates applicable to the Company and its subsidiaries for the years ended May 31, 2008 and May 31, 2007 were as follows:

	Place of incorporation	2008	2007

Hotgate Holdings Limited	BVI	0%	0%
Hotgate Technology Sdn. Bhd.	Malaysia	20%	20%
Hotgate VMS Technology Limited	Hong Kong	16.5%	17.5%
Beijing Hotgate Technology Limited	PRC	25.0%	N/A

For the years ended May 31,
	2008	2007

Computed “expected” tax expense	$-	$-
Permanent expenses	-	-
Income tax expenses	-	-
TOTAL	$-	$-

The provisions for income taxes for the years ended May 31, 2008 and 2007 are summarized as follows:

For the years ended May 31,
	2008	2007

Current	$-	$-
Deferred	-	-

TOTAL	$-	$-

There are no other timing differences between reported book or financial income and income computed for income tax purposes.  Therefore, the Company has made no adjustment for deferred tax assets or liabilities.

SFAS 109, “Accounting for Income Taxes” requires the recognition of deferred tax assets and liabilities for the expected future consequences of events that have been recognized in the financial statements or tax returns. Deferred income taxes reflect the net tax effects of (i) temporary difference between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, and (ii) operating loss and tax credit carryforwards. The tax effects of significant items comprising the Company’s deferred income taxes at May 31, 2008 and 2007 are as follows:

2008

2007

Deferred tax assets:

Operating loss carryforward

58,565

16,988

Less valuation allowance

(58,565)

(16,988)

Deferred tax assets – net

$           -

$          -

The above deferred tax assets relate to net operating losses as of May 31, 2008 and 2007 of $354,941 and $97,073, respectively, and a statutory tax rate of 16.5% and 17.5% for the year of 2008 and 2007 respectively in Hong Kong. Additionally, these operating loss carryforwards begin to expire in 5 years since the year of the loss incurred. In the opinion of management, based on the uncertainty that the Company will be able to generate taxable income in the future, the realization of the loss carryforwards is not likely, and accordingly, a valuation allowance has been recorded to offset such amount in its entirety.

The Company is subject to taxation in Hong Kong. All tax years are subject to examination by Hong Kong due to the carryforward of unused net operating losses. The adoption of FIN 48 did not materially impact the Company’s consolidated financial condition, results of operations, or cash flows. The Company has not recognized any interest or penalties associated with any tax positions in the statement of operations or balance sheet as of May 31, 2008 and 2007.

NOTE 12 – RELATED PARTY TRANSACTIONS

(a)

Amount due to related parties

Due to related company consists of advances from Redtone Telecommunications Sdn. Bhd. (“Redtone”) and payments on behalf of the Company by Redtone.  Redtone is a minority shareholder of the Company.

(b)

Transactions with related parties

During the years ended May 31, 2008 and 2007, the Company had the following related party transactions:

	For the years ended May 31,
	2008	2007

Income/(loss) on long distance calling services carried out through Redtone	$1,821	$(4,189)
Equipment rental paid to Redtone	152,324	130,755
Reimbursements for payment to unrelated third parites	20,960	19,010
TOTAL	$175,105	$145,576

(c)

Intangible assets acquired from related parties

In May 2008, Hotgate Hong Kong entered into an agreement with Redtone to acquire the voice mail system software.

	For the years ended May 31,
	2008	2007

Intangible assets acquired from Redtone	$58,974	$-

NOTE 13 – SHAREHOLDERS EQUITY

COMMON STOCK

As of May 31, 2008 and 2007, the Company has a total of 100,000,000 shares of common shares authorized at Nil par value.

On May 26, 2008, there was a share exchange between the shareholders of the Hotgate Hong Kong and the Company.  An additional 39,999,996 shares and 29,999,997 shares of the Company were issued to Michael Yang and Redtone, commom shareholders of Hotgate Hong Kong and the Company at a total consideration of $57,074.  This additional sale of stock brought the issued and outstanding shares of the Company to 70,000,000.

As of May 28, 2008, the Company issued additional stock of 29,700,000 shares and 300,000 shares to Pang Wee Tak and Alvin James, respectively at a total consideration of $6,069 to acquire 100% interest in Hotgate Malaysia.

As of May 31, 2008 and 2007, the Company has a total of 100,000,000 shares of common shares issued and outstanding.

NOTE 14 – CONTINGENCIES AND COMMITMENTS

OPERATING LEASE COMMITMENTS

As of May 31, 2008 and 2007, one of the three subsidiaries of the Company, Hotgate VMS Technology Limited had arranged a non-cancelable operating lease with a third party for its office premise.  The expected annual lease payments under these operating leases are as follows:

	As of May 31,
	2008	2007
For the year ended May 31,
2009	$9,713	$14,569
2010	-	9,713
2011	-	-
2012	-	-
2013	-	-
TOTAL	$9,713	$24,282

CAPITAL EXPENDITURE COMMITMENTS

During the year ended May 31, 2008, one of the subsidiaries of the Company, Hotgate Hong Kong formed a wholly owned foreign enterprise, Beijing Hotgate Technology Limited in Beijing, China.  Hotgate Hong Kong has committed to pay up the amount of registered capital of Beijing Hotgate Technology Limited within 90 days since its incorporation.  As of May 31, 2008, Hotgate Hong Kong had a capital commitment of HK$5,400,000, or US$700,000 equivalent, being the amount of registered capital of Beijing Hotgate Technology Limited not yet paid up.

The Company's commitments for capital expenditure as of May 31, 2008 are as follows:

Contracted but not accrued for:	$700,000

NOTE 15 – SUBSEQUENT EVENT

On July 3, 2008, the Company entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with RNS Software, Inc. (“RNSW”) and the shareholders of the Company (“Shareholder”).  Pursuant to the terms of the Share Exchange Agreement, RNSW acquired 100% ownership of the Company from the Shareholder.  Consideration by RNSW was the issuance of 121,108,929 shares (post 1:2.5 forward split) of its common stock to the Shareholder.  Subsequent to the completion of the Share Exchange Agreement, the Company became a wholly owned subsidiary of RNSW.  The Share Exchange Agreement was closed and completed on September 10, 2008.

NOTE 16 – GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As reflected in the accompanying consolidated financial statements, the Company has an accumulated deficit of $666,581 and a working capital deficiency of $734,474 at May 31, 2008, had a net loss of $354,941 for the year ended May 31, 2008, respectively.

While the Company is attempting to produce sufficient revenues, the Company’s cash position may not be enough to support the Company’s daily operations. Management intends to raise additional funds by way of a public or private offering.  Management believes that the actions presently being taken to further implement its business plan and generate sufficient revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to increase revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenues. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern

NOTE 17 – RESTATEMENT OF FINANCIAL STATEMENTS

The Company has restated its previously issued consolidated financial statements for the years ended May 31, 2008 and 2007. The results of operations for the years ended May 31, 2008 and 2007 have been restated from amounts previously reported.

The Company is restating its financial statements to correct the revenue recognition and cost of sales for the long distance calling services and the misclassification of general and administrative expenses to/from cost of sales.

The following tables summarize the impact of the restatement adjustments on the previously issued consolidated statement of operations for the years ended May 31, 2008 and 2007.

	For the Year Ended May 31, 2008
	As previously	Total	As
	reported	adjustments	restated

REVENUE	$3,442,273	$(2,879,510)	$562,763
COST OF SALES	2,806,407	(2,607,689)	198,718

GROSS MARGIN	635,866	(271,821)	364,045

GENERAL AND ADMINISTRATIVE EXPENSES	999,586	(270,000)	729,586

OPERATING LOSS	(363,720)	(1,821)	(365,541)

OTHER INCOME (EXPENSE)
Income on long distance calling services	-	1,821	1,821
Other income	1,025	-	1,025
Interest income	7,754		7,754
TOTAL OTHER INCOME	8,779	1,821	10,600

LOSS BEFORE INCOME TAXES	(354,941)	-	(354,941)
PROVISION FOR INCOME TAXES	-	-	-

NET LOSS	$(354,941)	$-	$(354,941)

NET LOSS PER SHARE, BASIC AND DILUTED	$(0.004)	$-	$(0.004)

WEIGHTED AVERAGE NUMBER OF SHARES	100,000,000	-	100,000,000

	For the Year Ended May 31, 2007
	As previously	Total	As
	reported	adjustments	restated

REVENUE	$3,456,022	$(2,978,072)	$477,950
COST OF SALES	3,300,012	(3,157,261)	142,751

GROSS MARGIN	156,010	179,189	335.199

GENERAL AND ADMINISTRATIVE EXPENSES	260,702	175,000	435,702

OPERATING LOSS	(104,692)	4,189	(100,503)

OTHER INCOME (EXPENSE)
Loss on long distance calling services	-	(4,189)	(4,189)
Other income	78		78
Interest income	7,541	-	7,541
TOTAL OTHER INCOME	7,619	(4,189)	3,430

LOSS BEFORE INCOME TAXES	(97,073)	-	(97,073)
PROVISION FOR INCOME TAXES	-	-	-

NET LOSS	$(97,073)	$-	$(97,073)

NET LOSS PER SHARE, BASIC AND DILUTED	$(0.001)	$-	$(0.001)

WEIGHTED AVERAGE NUMBER OF SHARES	100,000,000	-	100,000,000

RNS SOFTWARE INC.

UNAUDITED PRO-FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS

INDEX TO PRO-FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS

UNAUDITED PRO-FORMA COMBINED CONSOLIDATED BALANCE SHEET, AS OF MAY 31, 2008

UNAUDITED PRO-FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS AND

COMPREHENSIVE INCOME FOR THE YEAR ENDED MAY 31, 2008

UNAUDITED PRO-FORMA COMBINED CONSOLIDATED BALANCE SHEET, AS OF MAY 31, 2007

37

UNAUDITED PRO-FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS AND

 COMPREHENSIVE INCOME FOR THE YEAR ENDED MAY 31, 2007

38

NOTES TO UNAUDITED PRO-FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS

39

RNS SOFTWARE INC.

UNAUDITED PRO-FORMA COMBINED CONSOLIDATED BALANCE SHEET

As of May 31, 2008

	RNS
	Software	Hotgate		Proforma	Proforma
	Inc.	Holdings		Adjustments	Combined
ASSETS
CURRENT ASSETS
Cash and cash equivalent	$61,421	$214,602		$-	$276,023
Accounts receivable, net	-	267,450		-	267,450
Inventories, net	-	50,792		-	50,792
Deposit, prepayment and other receivables	-	71,592		-	71,592
Total current assets	61,421	604,436		-	665,857

PLANT & EQUIPMENT, NET	849	7,013		-	7,862

INTANGIBLE ASSETS, NET	-	60,880		-	60,880

TOTAL ASSETS	$62,270	$672,329		$-	$734,599

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
CURRENT LIABILITIES
Accounts payable	$7,300	$25,983		$-	$33,283
Accrued expenses and other payables	-	72,655		-	72,655
Income tax payables	-	2,883		-	2,883
Due to a minority shareholder	400	1,237,389		-	1,237,789
Total current liabilities	7,700	1,338,910		-	1,346,610

STOCKHOLDERS’ EQUITY
Common stock	2,608	-	(1)	16,024	18,632
Additional paid in capital	187,892	70,172	(2)	(151,954)	106,110
Accumulated deficits	(135,930)	(736,753)	(3)	135,930	(736,753)
Other comprehensive income	-	-		-	-
TOTAL STOCKHOLDERS’ EQUITY	54,570	(666,581)		-	(612,011)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$62,270	$672,329		$-	$734,599

RNS SOFTWARE INC.

UNAUDITED PRO-FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME

For the year ended May 31, 2008

	RNS
	Software	Hotgate	Proforma	Proforma
	Inc.	Holdings	Adjustments	Combined

REVENUE	$-	$562,763	$-	$562,763

COST OF SALES	-	198,718	-	198,718

GROSS MARGIN	-	364,045	-	364,045

GENERAL AND ADMINISTRATIVE EXPENSES	42,023	269,862	-	311,885

OPERATING INCOME/(LOSS)	(42,023)	94,183	-	52,160

OTHER INCOME/(EXPENSE)
Income on long distance calling services		1,821		1,821
Other income	-	1,025	-	1,025
Other expense	-	(459,724)	-	(459,724)
Interest income	-	7,754	-	7,754
TOTAL OTHER INCOME/ (EXPENSE)	-	(449,124)	-	(449,124)

LOSS BEFORE INCOME TAXES	(42,023)	(354,941)	-	(396,964)

PROVISION FOR INCOME TAXES	-	-	-	-

NET LOSS	$(42,023)	$(354,941)	$-	$(396,964)

OTHER COMPREHENSIVE INCOME

Loss on foreign exchange translation	-	-	-	-

COMPREHENSIVE INCOME	$(42,023)	$(354,941)	$-	$(396,964)

RNS SOFTWARE INC.

UNAUDITED PRO-FORMA COMBINED CONSOLIDATED BALANCE SHEET

As of May 31, 2007

	RNS
	Software	Hotgate		Proforma	Proforma
	Inc.	Holdings		Adjustments	Combined
ASSETS
CURRENT ASSETS
Cash and cash equivalent	$28,415	$623,308		$-	$651,723
Accounts receivable, net	-	358,019		-	358,019
Inventories, net	-	27,253		-	27,253
Deposit, prepayment and other receivables	-	6,055			6,055
Total current assets	28,415	1,014,635		-	1,043,050

PLANT & EQUIPMENT, NET	1,159	5,064			6,223

INTANGIBLE ASSETS, NET	-	-		-	-

TOTAL ASSETS	$29,574	$1,019,699		$-	$1,049,273

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
CURRENT LIABILITIES
Accounts payable	$7,581	$33,887		$-	$41,468
Accrued expenses and other payables	-	325,299		-	325,299
Income tax payables	-	-		-	-
Due to related parties	400	-		-	400
Due to a minority shareholder	-	978,222		-	978,222
Total current liabilities	7,981	1,337,408		-	1,345,389

STOCKHOLDERS’ EQUITY
Common stock	2,608	-	(1)	16,024	18,632
Additional paid in capital	112,892	64,103	(2)	(109,931)	67,064
Accumulated deficits	(93,907)	(381,812)	(3)	93,907	(381,812)
Other comprehensive income	-	-		-	-
TOTAL STOCKHOLDERS’ EQUITY	21,593	(317,709)		-	(296,116)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$29,574	$1,019,699		$-	$1,049,273

RNS SOFTWARE INC.

UNAUDITED PRO-FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME

For the year ended May 31, 2007

	RNS
	Software	Hotgate	Proforma	Proforma
	Inc.	Holdings	Adjustments	Combined

REVENUE	$-	$477,950	$-	$477,950

COST OF SALES	-	142,751	-	142,751

GROSS MARGIN	-	335,199	-	335,199

GENERAL AND ADMINISTRATIVE EXPENSES	45,493	435,702	-	481,195

OPERATING INCOME/(LOSS)	(45,493)	(100,503)	-	(145,996)

OTHER INCOME/(EXPENSE)
Other income	-	78	-	78
Loss on long distance calling services		(4,189)		(4,189)
Other expense	-	-	-	-
Interest income	-	7,541	-	7,541
TOTAL OTHER INCOME/ (EXPENSE)	-	3,430	-	3,430

(LOSS)/INCOME BEFORE INCOME TAXES	(45,493)	(97,073)	-	(142,566)

PROVISION FOR INCOME TAXES	-	-	-	-

NET (LOSS)/INCOME	$(45,493)	$(97,073)	$-	$(142,566)

OTHER COMPREHENSIVE INCOME

Gain on foreign exchange translation	-	-	-	-

COMPREHENSIVE INCOME	$(45,493)	$(97,073)	$-	$(142,566)

RNS SOFTWARE INC.

NOTES TO UNAUDITED PRO-FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – BASIS OF PRESENTATION

The unaudited pro-forma consolidated financials statements include the accounts of RNS Software Inc. (“RNSW”) or the “Company”) and Hotgate Holdings Limited (“Hotgate Holdings”), which includes Hotgate VMS Technology Limited (“Hotgate VMS”) and Hotgate Technology Sdn. Bhd. (“Hotgate Malaysia”).

On July 3, 2008, the Company entered into and closed an Agreement for Share Exchange with Hotgate Holdings, a British Virgin Islands incorporated company, Michael Yang Chee Hong, REDtone Telecommunications Sdn. Bhd., Pang Wee Tak and Alvin James, the owners and shareholders of Hotgate Holdings.  The Company acquired 100% ownership of Hotgate Holdings at a consideration of 121,108,929 shares of its common stock.  The Share Exchange Agreement was closed and completed on September 10, 2008.

Hotgate Holdings acquired 100% ownership of Hotgate VMS Technology Limited, a Hong Kong registered company on May 26, 2008.  The principal business activities of Hotgate VMS Technology Limited are the provision of system design, maintenance services and distance call services.

On May 28, 2008, Hotgate Holdings acquired 100% of the outstanding shares of Hotgate Malaysia in exchange for 30,000,000 additional shares of common stock of Hotgate Holdings.  Hotgate Malaysia, incorporated on January 23, 2006 in Malaysia, was engaged as a service provider of application software, hardware and other innovative enterprise technology, development, deployment and management of Linux and open source solutions for Internet infrastructure.

NOTE 2 – PRO-FORMA FINANCIAL STATEMENTS

The accompanying unaudited pro-forma combined consolidated financial statements are based upon the historical balance sheets and consolidated statements of operations of the Company and Hotgate Holdings.  The unaudited pro-forma combined balance sheets have been prepared as if the acquisition occurred on May 31, 2008 and 2007, respectively.  The unaudited pro-forma combined consolidated statements of operations for the years ended May 31, 2008 and 2007 have been prepared as if the acquisition had occurred on June 1, 2007 and June 1, 2006, respectively.

NOTE 3 CONSOLIDATING ENTRIES

The consolidating entries on the pro-forma consolidated balance sheet to eliminate investments in subsidiary accounts:

(1)

Net effect of increase in common stock as a result of issuing shares for merger, elimination of share capital of Hotgate Holdings and adjustment on number of common stocks as a result of 1:2.5 forward split of RNSW

(2)	Reduction of additional paid up capital as a result of elimination of deficits of RNSW before merger and as a result of 1:2.5 forward split of RNSW
(3)	Elimination of deficits of RNSW before merger

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOTGATE TECHNOLOGY, INC.

/s/ Wee Tak Pang_______________

Name: Wee Tak Pang

Title: Chief Executive Officer

Dated: May 21, 2009